UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 31, 2012

IDENIX PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-49839	45-0478605
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

60 Hampshire Street Cambridge, MA		02139
(Address of principal executive offices)		(Zip Code)

(617) 995-9800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On July 31, 2012, Idenix Pharmaceuticals, Inc. (the “Company”) filed its Current Report on Form 8-K with the U.S. Securities and Exchange Commission (the “SEC”) disclosing, among other things, that (i) the Company and Idenix (Cayman) Limited, a wholly owned subsidiary of the Company, entered into a termination and revised relationship agreement (the “Termination Agreement”) with Novartis Pharma AG (“Novartis”), whereby the parties materially amended the collaboration previously entered into on May 8, 2003; and (ii) the Company, Novartis and certain other stockholders entered into a Second Amended and Restated Stockholders’ Agreement (the “Stockholders’ Agreement”).

In connection with the Termination Agreement, the Stockholders’ Agreement and the other matters described in such prior Form 8-K, the Company is filing the risk factors attached hereto as Exhibit 99.1 for the purpose of updating and superseding the risk factor disclosure contained in its public filings, including those discussed under the caption “Risk Factors” in its Annual Report on Form 10-K for the year ended December 31, 2011, which was filed with the SEC on March 6, 2012 and its Quarterly Report on Form 10-Q for the period ended March 31, 2012, which was filed with the SEC on May 2, 2012.

Item 9.01	Financial Statements and Exhibits.

(d)	The following exhibits are included in this report:

Exhibit No.	Description

99.1	Risk Factors

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.

IDENIX PHARMACEUTICALS, INC.

Date: July 31, 2012	By:	/s/ Maria D. Stahl
Maria D. Stahl
Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

99.1	Risk Factors

3